SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 8, 2008

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota		55101
(Address of Principal Executive Offices)		(Zip Code)

(651) 325-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Mark R. Baker, who served as our president and chief executive officer, as well as a member of our board of directors, resigned from all of the positions he held with our company on September 8, 2008.  Mr. Baker has agreed to remain as an employee of our company during a transition period ending on September 30, 2008.

David C. Pratt, age 64 and the chairman of our board of directors, has been appointed as our chief executive officer, on an interim basis, effective September 8, 2008.  Mr. Pratt will continue to serve as the chairman of our board of directors, but has resigned from the compensation and governance and nominating committees of our board.

Additional information regarding Mr. Pratt’s business experience and certain transactions with our company in which Mr. Pratt has a direct or indirect material interest is set forth in the Proxy Statement for our 2008 annual meeting of shareholders, as filed with the SEC on May 13, 2008, under the captions “Election of Directors” and “Certain Relationships and Related Person Transactions” and is incorporated by reference into this Item 5.02.  Additional information regarding a recent financing transaction between our company and an entity affiliated with Mr. Pratt is set forth in Note 3 to the unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarterly period ended May 3, 2008, as filed with the SEC on June 17, 2008, and is incorporated by reference into this Item 5.02.

A copy of the press release announcing Mr. Baker’s resignation and Mr. Pratt’s appointment is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.                                         Financial Statements and Exhibits

(d)                                Exhibits

99                                   Press Release dated September 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: September 8, 2008	/s/ Eric R. Jacobsen
Eric R. Jacobsen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing
99	Press Release dated September 8, 2008	Filed Electronically